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                                                                    EXHIBIT 23.3

                             HUDDLESTON & CO., INC.
                       Petroleum and Geological Engineers
                                1 Houston Center
                           1221 McKinney, Suite 3700
                              Houston, Texas 77010

                                  ------------

                PHONE (713) 209-1100   o   FAX (713) 752-0828



           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS

      The undersigned hereby consents to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company at December 31, 2003. We also consent to the references to us under the headings "Reserve Engineers" and elsewhere in such Prospectus.


                                                 HUDDLESTON & CO., INC.

                                                 By: /s/ PETER D. HUDDLESTON
                                                     ---------------------------
                                                     Peter D. Huddleston, P.E.
                                                     President

June 7, 2004